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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and to the incorporation by reference in this Post-Effective Amendment No. 28 to the Registration Statement (Form N-1A)(No. 33-63238) of Voyageur Mutual Funds (comprised of Delaware Tax-Free Arizona Fund, Delaware Tax-Free California Fund, Delaware Tax-Free Idaho Fund, Delaware Minnesota High-Yield Municipal Bond Fund, Delaware National High-Yield Municipal Bond Fund, and Delaware Tax-Free New York Fund) of our reports dated October 3, 2003, included in the 2003 Annual Reports to shareholders.

                                            ERNST & YOUNG LLP


Philadelphia, Pennsylvania
October 28, 2003